HMG WORLDWIDE CORPORATION
                                475 Tenth Avenue
                            New York, New York 10018



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be held on November 10, 1998



To the Stockholders of
 HMG WORLDWIDE CORPORATION

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of HMG WORLDWIDE CORPORATION, a Delaware corporation (the "Company"), will be held at the offices of the Company, 475 Tenth Avenue, New York, New York on November 10, 1998 at the hour of 10:00 a.m., for the following purposes:

     1) To elect seven Directors of the Company for the ensuing year.

     2) To approve the Company's 1998 Stock Option Plan.

     3) To ratify the selection of Friedman Alpren & Green LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

     4) To transact such other business as may properly come before the Meeting.

         Only stockholders of record at the close of business on September 29, 1998 are entitled to notice of and to vote at the Meeting or any adjournment thereof.


                                                              HERBERT F. KOZLOV
                                                              Secretary

New York, New York
October 7, 1998


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND PROMPTLY RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY GIVING WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                         HMG WORLDWIDE CORPORATION
                              475 Tenth Avenue
                          New York, New York 10018



                               PROXY STATEMENT



         This Proxy Statement is being mailed on or about October 7, 1998 to all stockholders of record at the close of business on September 29, 1998 in connection with the solicitation by the Board of Directors of Proxies for the Annual Meeting of Stockholders (the "Meeting") to be held on November 10, 1998. Proxies will be solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by the Company. All Proxies duly executed and received by the persons designated as proxy therein will be voted on all matters presented at the Meeting in accordance with the specifications given therein by the person executing such Proxy or, in the absence of specified instructions, will be voted for the named nominees to the Company's Board of Directors and in favor of each of the proposals indicated on such Proxy. The Board does not know of any other matter that may be brought before the Meeting but, in the event that any other matter should come before the Meeting, or any nominee should not be available for election, the persons named as proxy will have authority to vote all Proxies not marked to the contrary in their discretion as they deem advisable.

         Any stockholder may revoke his Proxy at any time before the Meeting by written notice to such effect received by the Company at the address set forth above, attn: Corporate Secretary, by delivery of a subsequently dated Proxy or by attending the Meeting and voting in person.

         Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

         The total number of shares of the Company's Common Stock outstanding as of September 29, 1998 was 9,147,205. The Common Stock is the only class of securities of the Company entitled to vote, each share being entitled to one non-cumulative vote. Only stockholders of record as of the close of business on September 29, 1998 will be entitled to vote. A majority of the shares of Common Stock outstanding and entitled to vote, or 4,573,603 shares, must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. The majority of the votes present in person or by proxy and entitled to vote are necessary to pass each of the proposals to be made at the Meeting.

         A list of stockholders entitled to vote at the Meeting will be available at the Company's offices, 475 Tenth Avenue, New York, New York 10018 for a period of ten days prior to the Meeting and at the Meeting itself for examination by any stockholder.

                              ELECTION OF DIRECTORS

         Seven directors are to be elected at the Meeting to serve for a term of one year or until their respective successors are elected and qualified.


Information Concerning Nominees

         The following table sets forth the positions and offices presently held with the Company by each nominee, his age, his tenure as a director and the number of shares of the Company's Common Stock beneficially owned as of September 29, 1998:


                                    Positions                                           Number
                                    Presently Held                                      of Shares         Approximate
                                    with the                          Director          Beneficially      Percentage
Name                       Age      Company                           Since             Owned(1)          of Class (1)
----                       ---      --------------                    --------          ------------      ------------

Michael Wahl               60       Chairman of the Board and          1984             1,316,725(2)      13.46%
                                    Chief Executive Officer

Andrew Wahl                37       President and Director             1984             897,203(3)         9.22%

Robert V. Cuddihy, Jr.              38      Chief Operating Officer,   1987             393,408(4)         4.18%
                                    Chief Financial Officer
                                    and Director

L. Randy Riley             46       Executive Vice President           1993             368,183(5)         3.91%
                                    and Director

Herbert F. Kozlov                   45      Secretary and Director     1988             245,476(6)         2.62%

Lawrence J. Twill, Sr.              60      Director                   1987             126,150(7)         2.62%

Ivan Berkowitz             53       Director                           1998             143,000(8)         1.54%



(1) Includes shares that the stockholder has the right to acquire within 60 days of September 29, 1998. Except as otherwise indicated, the persons named herein have sole voting and dispositive power with respect to the shares beneficially owned.
(2)      Includes 634,828 shares issuable upon exercise of options.
(3) Includes 551,750 shares issuable upon exercise of options and 40,000 shares issuable upon the conversion of debentures.
(4)      Includes 258,850 shares issuable upon exercise of options.
(5)      Includes 258,850 shares issuable upon exercise of options.
(6) Includes 227,600 shares issuable upon exercise of options. Does not include 100,000 shares of Common Stock beneficially owned by Parker Duryee Rosoff & Haft, P.C., of which Mr. Kozlov is a member.
(7)      Includes 115,400 shares issuable upon exercise of options.
(8) Includes 143,000 shares issuable upon exercise of options and warrants. Does not include 640,000 shares of Common Stock beneficially owned by
         Great  Court  Analysis  LLC.  Mr.   Berkowitz  is  President  and  sole
         stockholder   of  Great  Holdings   Corporation,   which  is  the  sole
         stockholder of Great Court Analysis LLC.

     MICHAEL WAHL has been a director of the Company since its inception in May 1984 and President since October 1, 1993. Mr. Wahl became the Company's Chairman and Chief Executive Officers, effective October 1, 1993. Since 1984, Mr. Wahl has served as the Chairman of the Board of HMG Worldwide In-Store Marketing, Inc. ("HMG"). Since May 1986, Mr. Wahl has also served as the Chief Executive Officer of the Company. Mr. Wahl served as the Company's President from 1976 to April 1986.

     ANDREW WAHL has been a director of the Company since its inception in May 1984. From May 1984 to October 1993, Mr. Wahl served as the Company's Chief Executive Officer. In December 1990, Mr. Wahl became the Secretary of the Company. From July 1987 to October 1993, Mr. Wahl also served as the Company's Chairman of the Board. Additionally, Mr. Wahl served as the Company's President from May 1984 until December 1990.

     ROBERT V. CUDDIHY, JR. has been the Company's Chief Financial Officer and Secretary since July 1987 and a director since February 1988. In March 1989, Mr. Cuddihy also assumed the responsibilities of Chief Operating Officer of the Company. In December 1990, Mr. Cuddihy became the Company's President and discontinued his function as its Secretary. On October 1, 1993, he relinquished his role as President. From July 1981 until July 1987, Mr. Cuddihy was with KPMG Peat Marwick, Certified Public Accountants, where he last served as a senior audit manager.

         L. RANDY RILEY has been a director of the Company since March 1994. Mr. Riley is, and for at least the past five years has been, employed by HMG in an executive capacity, most recently as Executive Vice President of HMG. He was previously employed by Ernest & Julio Gallo and by Colgate-Palmolive Company in senior marketing positions.

     HERBERT F. KOZLOV has been a director of the Company since February 1988. From August 1989 until December 1995, Mr. Kozlov also served as the Chief Executive Officer of Electronic Voting Systems, Inc., a subsidiary of the Company. Effective October 1, 1993, Mr. Kozlov assumed the responsibilities of Corporate Secretary. Mr. Kozlov is a member of Parker Duryee Rosoff & Haft, counsel to the Company. Mr. Kozlov is also a director of Alpha Hospitality Corporation and Worldwide Entertainment & Sports Corp. He has been a practicing attorney for more than ten years.

         LAWRENCE J. TWILL, SR., has been a director of the Company since July 1987. Since March 1991, Mr. Twill has been President of Ashwood Capital, a private merchant banking firm. From February 1990 to February 1991, he was a Managing Director of Peers & Co., which at the time was a subsidiary of Kemper Securities, Inc. From June 1988 to February 1990, Mr. Twill served as Executive Vice President, Investment Banking and a member of the Executive Committee of Bateman Eichler, Hill Richards, a subsidiary of Kemper Securities, Inc. From February 1986 to June 1988, Mr. Twill was Chairman of Woolcott & Co., Inc., an investment banking firm which served as the managing underwriter of the Company's 1987 secondary public offering. From February 1985 to January 1986, Mr. Twill was the Chairman and Chief Executive Officer of Lawrence Twill Associates, a financial consulting firm. From April 1984 to March 1985, Mr. Twill was the President and Chief Executive Officer of New York Air, Inc.

     IVAN BERKOWITZ has been a director of the Company since January 1998. Mr. Berkowitz has been the President of Great Court Holdings Corporation since 1989. Mr. Berkowitz is also the Managing General Partner of Steib & Company since 1993. From 1995 to 1997, Mr. Berkowitz served as the Chief Executive Officer of PolyVision Corporation.

         Michael Wahl is the father of Andrew Wahl. There are no other family relationships among the Company's officers and directors.

         All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Executive officers are elected annually by the Board of Directors to hold office until the first meeting of the Board following the next annual meeting of stockholders and until their successors are chosen and qualified.

Information Concerning the Board

         The Board of Directors held five meetings, including actions taken by unanimous written consent, during the year ended December 31, 1997. All then incumbent directors attended all of such meetings.

         The Compensation and Stock Option Committee of the Board is responsible for oversight and administration of executive compensation and also reviews and implements appropriate action with respect to all matters pertaining to stock options granted under the Company's 1991, 1993 and 1994 stock option plans. The Committee is presently composed solely of Mr. Twill.

         The Audit Committee of the Board is charged with the review of the activities of the Company's independent auditors, including, but not limited to, fees, services and scope of audit. The Audit Committee is presently composed of Messrs. M. Wahl, Kozlov, Twill and Cuddihy. The Audit Committee did not meet during the year ended December 31, 1997.

     The Retirement Committee of the Company Board administers the Company's Capital Accumulation Plans and Pension Plan. Mr. Twill is presently the sole member of the Retirement Committee.


Section 16(a) - Reporting Delinquencies

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that through December 31, 1997, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                   PROPOSAL TO APPROVE 1998 STOCK OPTION PLAN

         The Company's Board of Directors adopted the Company's 1998 Stock Option Plan (the "1998 Plan") on July 20 , 1998, subject to stockholder approval within one year thereafter. The following summary of the provisions of the 1998 Plan is qualified in its entirety by express reference to the text of the 1998 Plan attached as Appendix A hereto.

Purpose

         The purpose of the 1998 Plan is to advance the interests of the Company by inducing persons of outstanding ability and potential to join and remain with the Company, by encouraging and enabling employees, directors and consultants to acquire proprietary interests in the Company and by providing the participating employees, directors and consultants with additional incentive to promote the success of the Company.

Administration

         The 1998 Plan provides for its administration by the Board of Directors or by a committee consisting of at least two persons chosen by the Board of Directors (the "Committee"). The Committee has discretionary authority (subject to certain restrictions) to determine the individuals to whom, the times at which and the exercise price for which options will be granted. The Committee also interprets the 1998 Plan and prescribes rules, regulations and forms relating to its administration. The receipt of options by directors shall not preclude their vote on any matters in connection with the administration or interpretation of the 1998 Plan.

Shares Subject to the 1998 Plan

         A total of 500,000 shares of Common Stock of the Company has been reserved for issuance under the 1998 Plan. The 1998 Plan provides for appropriate adjustments in the event of stock dividends, stock splits, recapitalizations and other changes in the Company's capital structure. No options have been granted under the 1998 Plan as of the date hereof.

Nature of Options

         The Committee may grant options under the 1998 Plan ("Incentive Stock Options") which are intended to meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended ("the Code"). In addition, the Committee may grant options under the 1998 Plan which are not intended to meet the requirements of Section 422A of the Code ("Nonstatutory Stock Options"). The Federal income tax consequences of both Incentive Stock Options and Nonstatutory Stock Options are described below under "Federal Income Tax Consequences".


Eligibility

         Subject to certain limitations as set forth in the 1998 Plan, options to purchase shares may be granted thereunder to persons, including Committee members, who, in the case of Incentive Stock Options, are full time employees (including officers and directors) of either the Company or any subsidiary of the Company, or, in the case of Nonstatutory Stock Options, are employees of or non-employee directors of, or consultants to, the Company or any subsidiary.

Option Price

         The option price of the shares of Common Stock subject to an Incentive Stock Option under the 1998 Plan may not be less than the fair market value of the shares on the date upon which such option is granted. In addition, in the case of an option holder of an Incentive Stock Option who owns, at the time the option is granted, more than 10% of the total combined voting power of all classes of stock of the Company or of a subsidiary of the Company (a "10% Shareholder"), the purchase price of the shares may not be less than 110% of the fair market value of the shares on the date upon which such option is granted.

         Under the 1998 Plan, the option price may be paid for in full by the surrender of shares of Common Stock of the Company. In such case, the fair market value of the surrendered shares shall be determined by the Committee as of the date of exercise in the same manner as the value is determined upon the grant of an Incentive Stock Option.

         The option price of the shares of Common Stock subject to Nonstatutory Stock Options shall be determined by the Committee in its sole discretion.

Non-Transferability

         Options granted under the 1998 Plan are not transferable other than by will or the laws of descent and distribution and such options are exercisable, during a holder's lifetime, only by such holder.

Restrictions on Exercise

         No Incentive Stock Option granted under the 1998 Plan shall be exercisable after the expiration of ten years from the date of its grant. However, if an Incentive Stock Option is granted to a 10% Shareholder, such option shall not be exercisable after the expiration of five years from the date of its grant.

         In no case may an option be exercised as to less than 100 shares at any one time (or the remaining shares covered by the option if less than one hundred).

Death, Disability or Termination of Employment

         If the employment of an option holder under the 1998 Plan shall be terminated voluntarily by the employee or if such termination shall be made for cause, or if the services of a non-employee director shall be terminated voluntarily by the director or for cause, such option may be exercised at any time within three months after such termination (but in no event after the expiration of the option). For the purposes of the 1998 Plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be a termination of such individual's employment other than voluntarily by the employee or for cause.

         If an option holder under the 1998 Plan (i) dies or becomes permanently or totally disabled while employed by the Company or while serving as a non-employee director of the Company or (ii) dies within three months after the termination of his employment of service other than voluntarily or for cause, then such options may be exercised by the option holder or his legatee, legatees, his personal representatives or distributees at any time within one year after his death or termination of employment due to disability.

Effect of Changes in the Capitalization of the Company

         In the event of any merger, reorganization or other recapitalization of the Company, an option holder under the Plan would be entitled to receive, upon the exercise of his Option, the same consideration that he would have been entitled to receive upon the happening of such corporate event, as if the option holder had been, immediately prior to the event, the holder of the total number of shares underlying his Option.

         Notwithstanding the foregoing, if the Company's Common Stock should cease to be publicly traded at any time in the future, an option holder under the 1998 Plan who exercises his option at any time thereafter would be entitled to receive only such number of shares or other consideration to the extent that his option had vested on the date of the cessation of such public trading.

         Management is neither planning nor aware of any changes or potential changes in the capitalization of the Company.

Amendment and Termination

         The 1998 Plan (but not options previously granted thereunder) shall terminate on June 30, 2008. Subject to certain limitations, the 1998 Plan may be amended or terminated at an earlier date by the Company's Board of Directors or by a majority of the outstanding shares entitled to vote thereon.

Federal Income Tax Consequences

         The following material summarizes the principal anticipated federal income tax consequences of grants under the 1998 Plan to participants and the Company.

         Consequences to Participants

         Incentive stock options. No income results to the holder of an Incentive Stock Option upon the grant of the option or issuance of shares. The amount realized on the sale or taxable exchange of such shares in excess of the option price will be considered a capital gain, except that, if a disposition occurs within one year after exercise of the option or two years after the grant of the option, the option holder will realize compensation, for federal income tax purposes, on the amount by which the lesser of (i) the fair market value on the date of exercise or (ii) the amount realized on the sale of the shares, exceeds the option price. For the purpose of determining alternative minimum taxable income, an Incentive Stock Option is treated as a non-qualified option. The fair market value of shares for which an option holder may be granted Incentive Stock Options which are exercisable for the first time during any year may not exceed $100,000.

         Non-statutory options. In connection with the exercise of a non-statutory option, an option holder will generally realize compensation, for federal income tax purposes, on the difference between the option price and the fair market value of the shares acquired.

         Payment of option price in shares. If an option is exercised and payment is made by means of previously held shares, there is no gain or loss recognized to the option holder on the previously held shares. In the case of a non-statutory option, the option holder's basis and holding period of the previously held shares will be carried over to an equivalent number of shares received upon exercise of the option. Any additional shares received under the option will have a basis equal to the compensation realized by the option holder for federal income tax purposes plus the amount of any additional cash paid.

         Disqualifying Disposition. Exercising a non-statutory option with shares which were originally acquired on the exercise of an Incentive Stock Option will not constitute a "disqualifying disposition" of such previously held shares. If, however, the new shares are not held for the balance of the required holding period, there will be a disqualifying disposition for federal income tax purposes, resulting in recognition of compensation to the option holder in an amount equal to the excess of the fair market value over the option price at the time such incentive shares were originally acquired (but not in excess of the option holder's gain). However, exercising an Incentive Stock Option with shares acquired on the exercise of an Incentive Stock Option will constitute a disqualifying disposition of such previously held shares if the one-and-two-year holding periods described above have not been met before such exercise.

         Tax withholding rights. Upon delivery to the Company of previously-held shares to satisfy withholding or other tax obligations of a participant pursuant to tax withholding rights, the difference between the fair market value of, and the participant's basis for, such shares would be a capital gain or loss to the participant for federal income tax purposes.

         Consequences to the Company

         To the extent individual option holders qualify for capital gains tax treatment, neither the Company nor its affiliates will generally be entitled to a deduction for federal income tax purposes. In other cases, the Company or its affiliates will generally receive a federal income tax deduction at the same time as and in the same amount as the amount which is taxable to the employee as compensation, except as provided below.

Board Recommendation

         The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present and voting in person or by proxy at the Meeting is required for approval of this proposal. The Board recommends a vote FOR such proposal.

                             EXECUTIVE COMPENSATION

         Set forth below is the aggregate compensation for services rendered in all capacities to the Company during its fiscal years ended December 31, 1997, 1996 and 1995 by its Chief Executive Officer and each of its executive officers whose compensation exceeded $100,000 during its fiscal year ended December 31, 1997:

                                                      Summary Compensation Table


                                                                                     Long Term Compensation
                                         Annual Compensation                   Awards                    Payouts
                                 ---------------------------------      --------------------      --------------------
                                                          Other                     Number of                    All
Name and                                                  Annual        Restricted  Securities   Long Term       Other
Principal                                                 Compen-         Stock     Underlying   Incentive       Compen-
Position                  Year   Salary       Bonus       sation(1)       Awards    Options      Payouts         sation
---------                 ----   ------       -----       ---------       ------    -------      ---------       ------

Michael Wahl              1997   $250,000        -            -                     35,000           -             -
  Chief Executive         1996   $250,000                     -                    140,000           -             -
  Officer                 1995   $250,000     100,000         -            -          -              -             -

Andrew Wahl               1997   $250,000        -            -                     35,000           -             -
  President               1996   $250,000        -            -                    140,000           -             -
                          1995   $190,000      76,500         -            -          -              -             -

Robert V. Cuddihy, Jr.    1997   $250,000        -            -            -        35,000           -             -
  Chief Operating and     1996   $200,000        -            -                     70,000           -             -
  Financial Officer       1995  $150,000      100,000         -                       -              -             -

L. Randy Riley            1997   $250,000        -            -            -        35,000           -             -
 Executive Vice           1996   $250,000    $ 70,000         -                    129,450           -             -
 President                1995   $210,000        -            -                       -              -             -


(1) Personal benefits provided to Messrs. Michael Wahl, Andrew Wahl, Cuddihy and Riley did not exceed the disclosure thresholds established under SEC rules, and therefore are not included in this table.

       Set forth below is information with respect to options to purchase the Company's Common Stock granted in the year ended December 31, 1997 and prior years under the Company's 1986, 1991, 1993 and 1994 Stock Option Plans.

                                  Aggregated Option Exercises in Last Fiscal Year
                                         and Fiscal Year End Option Values


                                                  Number of Securities
             Number of                           Underlying Unexercised                    Value of Unexercised
             Shares                                    Options at                          In-the-Money Options
             Acquired                              December 31, 1997                       at December 31, 1997
                                                 ------------------------                  --------------------
             on              Value
Name         Exercise        Realized         Exercisable     Unexercisable            Exercisable     Unexercisable
----         --------        --------         ----------------------------------       -----------------------------

Michael Wahl      -               -             634,828          -                      $  5,625            -

Andrew Wahl       -               -             556,750          -                      $ 27,419            -

Robert V.
 Cuddihy, Jr.     -               -             258,850          -                      $ 22,550            -

L.  Randy Riley   -               -             258,850          -                       $ 7,725            -


Employment Agreements

       The Company maintains an employment agreement ("Wahl Employment Agreement") with Michael Wahl, Chairman of the Board and Chief Executive Officer, at a base salary of no less than $250,000 per year. He is also entitled to receive such bonuses as may be awarded to him from time to time by the Board in its sole discretion. The Wahl Employment Agreement expires December 31, 2002.

       Upon termination of the Wahl Employment Agreement by the Company for any reason other than for cause, the Company will be obligated to continue to make salary payments to Mr. Wahl, or to his estate in the event of his death, for a period of up to two years after such termination. The Wahl Employment Agreement also precludes Mr. Wahl from competing with the Company for a period of two years following termination of employment.

       With the exception of Michael Wahl, none of the executive officers of the Company is employed by the Company pursuant to an employment agreement.

Compensation of Directors

       The   Company's   policy  is  to  reimburse   directors  for  travel  and
out-of-pocket expenses incurred, if any, to attend its directors' meetings. See "Compensation Committee Interlocks and Insider Participation".

Board of Directors Report on Executive Compensation

       Although the Company has a Compensation Committee, the Board as a whole rather than the Compensation Committee has set compensation for its executive officers for each of the past three years. Four of such directors received cash compensation as executive officers of the Company.

       Compensation levels afforded to Michael Wahl, Andrew Wahl, Robert V. Cuddihy, Jr., L. Randy Riley and to the Company's other executive officers are based in substantial part upon a comparative evaluation by the Company's Board of Directors of each such person's functional responsibility and performance in that particular segment of the Company's operations for which each is responsible and, where discernable, the profitability of that segment.

       During 1997 the Board approved the grant of stock options, to a number of employees, including executive officers. The grant of options were approved after considering the significant transactions initiated and consummated by the executive officers on behalf of the Company during the past year and the Company's return to profitability. The Board noted that the Company's executive officers accomplishments included (i) consolidated its principal manufacturing operations in Reading in January 1997, (ii) acquired certain wire and metal fabrication equipment and opened a 21,000 square foot wire and metal fabrication facility in Brooklyn, New York in April 1997, (iii) opened a full service office in Toronto through the acquisition of certain assets of Griffith Communications, Inc. effective July 1997, (iv) full conversion to and implementation of a new management information system tailored to the Company's operations, (v) exercised its option to purchase a previously leased 72,500 square foot secondary manufacturing and warehousing facility in Reading for $1.2 million
(vi) consummated a new term loan facility with a financial institution whereby the Company obtained a $600,000 secured term loan for the purchase of the 72,500 square foot Reading facility in November 1997. This term loan, which expires in November 1999, bears interest at the lending institution's prime rate plus 1% per annum and is secured by the acquired real estate, (vii) consummation of a private placement ("HMG Private Placement") whereby the Company sold an aggregate of 1,012,500 shares of its Common Stock from which it derived net proceeds of approximately $917,000 and (viii) effective September 30, 1997, the Company issued $2.2 million 10% Convertible Debentures due September 30, 2000 ("Debentures") through a private placement ("Private Placement"). The Debentures bear interest at the rate of 10% per annum and are convertible, at the option of the holder at any time, into shares of the Company's Common Stock ("Conversion Shares"), $0.01 par value, based upon the conversion price of $1.25 per share. The Company may prepay the Debentures on 30 days prior notice, at such time as the average closing price of the Common Stock exceeds $1.75 per share for a 30 day period prior to notice of such prepayment provided that the Conversion Shares have been registered under the Securities Act at the time of such prepayment.

March 1, 1998

                  Michael Wahl - Chairman             Herbert F. Kozlov
                  Andrew Wahl                         Lawrence J.  Twill, Sr.
                  Robert V. Cuddihy, Jr.              Louis Perlman
                  L. Randy Riley                      Ivan Berkowitz

Performance Graph

       The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock (based on the market price of the Company's Common Stock) with the cumulative total return of U.S. companies on The Nasdaq Stock Market and non-financial companies on The Nasdaq Stock Market.






                                                [GRAPH]












                1/1/93    12/31/93   12/31/94    12/31/95    12/31/96   12/31/97

HMG Worldwide    $100      $411       $142        $126         $47         $53

Nasdaq US        $100      $115       $112        $159         $195        $240

Nasdaq Non-
 Financial       $100      $115       $111        $155         $188        $221

Compensation Committee Interlocks and Insider Participation

       Each member of the Board of Directors participated in the determination of the level of compensation of the Company's executive officers. Five of such directors are officers of the Company, i.e., Michael Wahl - Chief Executive Officer, Andrew Wahl - President, Robert V. Cuddihy, Jr. - Chief Operating Officer and Chief Financial Officer, L.
Randy Riley - Executive Vice President  and Herbert F. Kozlov - Secretary.

       In September 1997, Ivan Berkowitz, director of the Company, and Louis Perlman, a director of the Company from January 1998 until his resignation on May 13, 1998, entered into a two year financial consulting agreement with the Company through Lazam Properties Ltd ("Lazam"). Under the terms of the consulting agreement, Mr. Berkowitz and Mr. Perlman shall provide to the Company with financial consulting services relating to corporate finance matters. During the term of the agreement, Lazam shall receive $260,000 in consideration of the performance of services. Additionally, Lazam, or its designees, shall receive warrants to purchase an aggregate of 200,000 shares of the Company's Common Stock at an exercise price of $1.25 per share. The consulting agreement expires September 30, 1999. Fees paid to Lazam by the Company in full satisfaction of the consulting agreement for the year ended December 31, 1997 were approximately $289,000. The Company issued warrants to purchase an aggregate of 113,000 shares of the Company's Common Stock at an exercise price of $1.25 per share to each of Mr. Berkowitz and Perlman.

       Herbert F. Kozlov, a director of the Company, is a member of Parker Duryee Rosoff & Haft, counsel to HMG. Fees paid to such firm by the Company for the year ended December 31, 1997 were approximately $147,000.

       Lawrence J. Twill, Sr., a director of the Company, is President of Ashwood Capital. Such firm, from time to time, also serves as an investment banking advisor to the Company.


                             PRINCIPAL STOCKHOLDERS


       The following table sets forth, as of September 29, 1998, based on the information obtained from the persons named below, with respect to the beneficial ownership of shares of the Company's Common Stock by (i) each director of the Company, (ii) certain executive officers of the Company, (iii) each person known by the Company to be the owner of more than 5% of its outstanding shares of Common Stock and (iv) all executive officers and directors as a group:


Name and Address of           Number of                      Approximate
Beneficial Holder             Shares (1)                     Percentage of Class

Michael Wahl                  1,316,725(2)                   13.46%
475 Tenth Avenue
New York, New York 10018

Andrew Wahl                   897,803(3)                      9.22%
475 Tenth Avenue
New York, New York 10018

Robert V. Cuddihy, Jr.        393,408(4)                      4.18%
475 Tenth Avenue
New York, New York 10018

Herbert F. Kozlov              245,476(5)                      2.62%
529 Fifth Avenue
New York, NY 10017

L. Randy Riley                 368,183(6)                      3.91%
475 Tenth Avenue
New York, New York 10018

Lawrence J. Twill, Sr.         126,150(7)                      1.36%
111 East 30th Street (16A)
New York, New York 10016

Ivan Berkowitz                 143,000(8)                      1.54%
1790 Broadway
Suite 1500
New York, NY 10019

Gilmour 1994 Jersey Trust      972,222 (9)(10)                10.63%
7 Bond Street
St. Helier
Jersey, Channel Island

State of Wisconsin
Investment Board               740,000                         8.09%
P.O. Box 7842
Madison, Wisconsin 53707

Great Court Analysis LLC       640,000(11)                     7.00%
5150 Overland Avenue
Culver City, California 90230

Wynnefield Partners Small      617,000(12)                     6.63%
Cap Value L.P.
One Penn Plaza
Suite 4720
New York, New York 10119

All executive officers            (11)(13)                    37.2%
and directors as a group
(7 persons)



(1) Includes shares issuable pursuant to currently exercisable options and options which will be exercisable within 60 days of September 29, 1998. Except
as  otherwise  indicated,   the  persons  named  herein  have  sole  voting  and
dispositive  power with respect to the shares  beneficially  owned.

(2) Includes 634,828 shares issuable upon exercise of options.

(3) Includes 551,750sharesissuable upon exercise of options and 40,000 shares issuable upon conversion of debentures.

(4) Includes 258,850 shares issuable upon exercise of options.

(5) Includes 227,600 shares issuable upon exercise of options. (6) Includes 258,850 shares issuable upon exercise of options.
(7) Includes  115,400 shares issuable upon exercise of options.

(8) Includes 113,000 shares issuable uponexercise of warrants. Does not include 640,000 shares beneficially owned by Great Court Analysis LLC.

(9) The trustee of the Gilmour 1994 Jersey trust (the "Trust") is Hill Samuel (Channel Islands) Trust Company Limited. The directors of the trustee have indirect shared voting and dispositive powers with respect to such shares.

(10) Does not include 35,000 shares beneficially owned by David Harrison Gilmour a private beneficiary of the trust and 100,002 shares beneficially owned by Mr. Gilmour's spouse. (11) Ivan Berkowitz, a director of the Company, is the President and sole stockholder of Great Holdings Corporation, sole stockholder of Great Court Analysis LLC. (12) Includes 160,000 shares issuable upon conversion of debentures. (13) Includes 2,160,278 shares issuable upon exercise of options and warrants and 40,000 shares issuable upon the conversion of debentures owned by such executive officers and directors. Includes shares beneficially owned by Great Court Analysis LLC.


Certain Relationships and Related Transactions

       In 1994, the Company advanced $250,000 to Robert V. Cuddihy, Jr., an officer and Director. Such amount is due to be repaid in one installment due January 31, 1999. Unpaid amounts bear interest at a fluctuating rate equal to the six months U.S. Treasury bill rate. In 1995, 1996 and 1997, Mr. Cuddihy made prepayments of $66,422, $4,906 and $49,863, respectively, plus accrued interest. At September 29, 1998, the unpaid balance of such advance was $137,266.

       In 1995, the Company advanced $100,000 to Andrew Wahl, an officer and director. Such amount is due to be repaid in one installment due January 1, 1999. Unpaid amounts bear interest at a fluctuating rate equal to the six months U.S. Treasury bill rate. In 1995 and 1997, Mr. Wahl made prepayments of $25,000 and $20,000, respectively. At September 30, 1998, the unpaid balance of such advance was $55,000, and no interest was paid during 1997.

       In September 1997, Ivan Berkowitz and Louis Perlman, directors of the Company entered into a two year financial consulting agreement with the Company through Lazam Properties Ltd ("Lazam"). Under the terms of the consulting agreement, Mr. Berkowitz and Mr. Perlman shall provide to the Company with financial consulting services relating to corporate finance matters. During the term of the agreement, Lazam shall receive $260,000 in consideration of the performance of services. Additionally, Lazam, or its designees, shall receive warrants to purchase an aggregate of 200,000 shares of the Company's Common Stock at an exercise price of $1.25 per share. The consulting agreement expires September 30, 1999. Fees paid to Lazam by the Company in full satisfaction of the consulting agreement for the year ended December 31, 1997 were approximately $289,000. The Company issued warrants to purchase an aggregate of 113,000 shares of the Company's Common Stock at an exercise price of $1.25 per share to each of Mr. Berkowitz and Perlman.

       Herbert F. Kozlov, a director of the Company, is a member of Parker Duryee Rosoff & Haft, counsel to the Company. Fees paid to such firm by the Company for the year ended December 31, 1997 were approximately $147,000.

       Lawrence J. Twill, Sr., a director of the Company, is President of Ashwood Capital. Such firm, from time to time, also serves as an investment banking advisor to the Company.


                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

       The Board of Directors has selected Friedman Alpren & Green LLP to audit the financial statements of the Company for the fiscal year ending December 31, 1998. Such firm, which has served as the Company's independent auditors since 1989 has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company.

       Unless instructed to the contrary, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of Friedman Alpren & Green LLP as the Company's independent auditors.

       A representative of Friedman Alpren & Green LLP is expected to attend the meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.

                              STOCKHOLDER PROPOSALS

       Stockholder proposals intended to be presented at the Company's 1999 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Exchange Act, must be received by the Company's offices in New York, New York by April 30, 1999 for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                                                      APPENDIX A

                            HMG WORLDWIDE CORPORATION

                             1998 Stock Option Plan

       1. Purpose of the Plan. The purpose of the HMG Worldwide Corporation 1998 Stock Option Plan (the "Plan") is to encourage key employees of HMG Worldwide, a Delaware corporation (the "Company") and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations") and other individuals who render services to the Company or a Related Corporation, by providing opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); and (b) the grant of options which do not qualify as ISOs ("Non-Qualified Options"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

         2.       Administration.

                  (a) Board or Committee Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors" or the "Board") or by a committee appointed by the Board (the "Committee")
provided that the Plan shall be administered: (i) to the extent required by applicable regulations under Section 162(m) of the Code, by two or more "outside directors" (as defined in applicable regulations thereunder) and (ii) to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision ("Rule 16b-3"), by a disinterested administrator or administrators within the meaning of Rule 16b-3. All references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Option by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 4 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 4 to receive Non-Qualified Options) Non-Qualified Options may be granted; (ii) determine the time or times at which Options shall be granted; (iii) determine the purchase price of shares subject to each Option, which prices shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions are to be imposed on shares subject to Options and the nature of such restrictions, if any, and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

                  (b) Committee Actions. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

                  (c) Grant of Options to Board Members. Subject to the provisions of the first sentence of paragraph 2(a) above, if applicable, Options may be granted to members of the Board. All grants of Options to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Consistent with the provisions of the first sentence of Paragraph 2(a) above, members of the Board who either
(i) are eligible to receive grants of Options pursuant to the Plan or (ii) have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Options, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Options.

                  (d) Exculpation. No member of the Board shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options under the Plan, provided that this subparagraph 2(d) shall not apply to
(i) any breach of such member's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under Section 174 of the General Corporation Law of the State of Delaware, as amended, and (iv) any transaction from which the member derived an improper personal benefit.

                  (e) Indemnification. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on his or her part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Certificate of Incorporation and/or Bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of the action, suit or proceeding.

         3. Shares Subject to the Plan. The stock subject to grant under the Plan shall be shares of the Company's common stock, $.01 par value (the "Common Stock"), whether authorized but unissued or held in the Company's treasury or shares purchased from shareholders expressly for use under the Plan. The maximum number of shares of Common Stock which may be issued pursuant to Options granted under the Plan shall not exceed five hundred thousand (500,000) shares, subject to adjustment in accordance with the provisions of Section 13 hereof. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of all outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the un-purchased shares subject thereto shall again be available for Options under the Plan.

         4. Participation. The class of persons which shall be eligible to receive Options under the Plan shall be (i) with respect to ISOs described in
Section 6 hereof, any employees (including officers) of either the Company or any related corporation, and (ii) with respect to Non-Qualified Options described in Section 6 hereof, any key employee (including any officer) of, any non-employee Director of, or any non-employee consultant to, either the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an Option. The granting of any Option to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Options.

         5. Granting of Options. Options may be granted under the Plan at any time on or after June 30, 1998 and prior to June 30, 2008. The date of grant of an Option under the Plan will be the date specified by the Committee at the time it grants the Option; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. Options granted under the Plan are intended to qualify as performance based compensation to the extent required under proposed Treasury Regulation Section 1.162-27. Each Option granted under the Plan shall be authorized by the Board of Directors or the Committee and shall be evidenced by a Stock Option

Agreement which shall be executed by the Company and by the person to whom such Option is granted. The Stock Option Agreement shall specify the number of shares of Common Stock as to which any Option is granted, the period during which the Option is exercisable and the option price per share thereof.

         6.       Minimum Option Price; ISO Limitations.

                  (a) Price for Non-Qualified Options. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized. Non-Qualified Options granted under the Plan, with an exercise price less than the fair market value per share of Common Stock on the date of grant, are intended to qualify as performance based compensation under Section 162(m) of the Code and any applicable regulations thereunder. Any such Non-Qualified Options granted under the Plan shall be exercisable only upon the attainment of a preestablished, objective performance goal established by the Committee.

                  (b) Price for ISOs. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

                  (c) $100,000 Annual Limitation on ISO Vesting. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options.

                  (d) Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

         7. Option Duration. Subject to earlier termination as provided in paragraphs 9 and 10, or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(b). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 12.

         8. Exercise of Option. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

                  (a) Vesting. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

                  (b) Full Vesting of Installments. Once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

                  (c) Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

                  (d) Acceleration of Vesting. The Committee shall have the right to accelerate the date that any installment of any Option becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 12) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(c).

         9. Termination of Employment. Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability or as otherwise specified in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of (a) ninety (90) days after the date of termination of his or her employment, or (b) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 12. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to re-employment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Option the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

         10.      Death; Disability; Breach.

                  (a) Death. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or (ii) one (1) year from the date of the optionee's death.

                  (b) Disability. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the ISO or (ii) one (1) year from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or any successor statute.

                  (c) Breach. If an ISO optionee ceases to be employed by the Company and all Related Corporation by reason of a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the ISO optionee has breached his or her employment or service contract with the Company or any Related Corporation, or has been engaged in disloyalty to the Company or any Related Corporation, then, in such event, in addition to immediate termination of the Option, the ISO optionee shall automatically forfeit all shares for which the Company has not yet delivered share certificates upon refund by the Company of the exercise price of such Option. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture.

         11. Assignability. No Option shall be assignable or transferable by the grantee except by will, by the laws of descent and distribution or, in the case of Non-Qualified Options only, pursuant to a valid domestic relations order. Except as set forth in the previous sentence, during the lifetime of a grantee each Option shall be exercisable only by such grantee.

         12. Terms and Conditions of Options. Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO for federal income tax purposes. If any Option designated as an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments. Such instruments shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

                  (a) Number of Option Shares. Each Option shall state the number of Shares to which it pertains. As Optionee may receive more than one Option, which may include Options which are intended to be ISO's and Options which are not to be ISO's, but only on the terms and subject to the conditions and restrictions of the Plan.

                  (b) Option Price. Each Option Document shall state the Option Price which, for a Nonqualified Stock Option, may be less than, equal to, or greater than the Fair Market Value of the Shares on the date the Option is granted and, for an ISO, shall be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee in accordance with this Subsection 8(b); provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted. If the Common Stock is traded in a public market, then the Fair Market Value per share shall be, if the Common Stock is listed on a national securities exchange or included in the NASDAQ National Market System, the last reported sale price thereof on the relevant date, or, if the Common Stock is not so listed or included, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.

                  (c) Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current and effective registration statement or qualified Offering Statement under Regulation A under the Securities Act of 1933, as amended (the "Act"), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (10) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (11) the Optionee has been advised and understands that (A) the Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Shares may not be transferred without compliance with all applicable federal and state securities law, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates.

         13. Adjustments. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

     (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

     (b) Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (A) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (B) shares of stock of the surviving corporation or (C) such other securities as the Successor Board deems appropriate, the fair market value of which shall approximate the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

     (c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph (b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

     (d) Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs (a), (b) or (c) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

     (e) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

     (f) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

     (g) Fractional Shares. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

     (h) Adjustments. Upon the happening of any of the events described in subparagraphs (a), (b) or (c) above, the class and aggregate number of shares set forth in paragraph 3 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 5, its determination shall be conclusive.

         14. Means of Exercising Options. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or
(e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

         15. Term and Amendment of Plan. This Plan was adopted by the Board on July 20, 1998, subject, with respect to the validation of ISOs granted under the Plan, to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by written consent. If the approval of stockholders is not obtained on or prior to July 20, 1999, any grants of ISOs under the Plan made prior to that date will be rescinded. The Plan shall expire at the end of the day on July 20, 2008 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the benefits accruing to participants under the Plan may not be materially increased; (c) the requirements as to eligibility for participation in the Plan may not be materially modified; (d) the provisions of paragraph 4 regarding eligibility for grants of ISOs may not be modified; (e) the provisions of paragraph 6(b) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); (f) the expiration date of the Plan may not be extended; and (g) the Board may not take any action which would cause the Plan to fail to comply with Rule 16b-3. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Option previously granted to such grantee.
         16. Application Of Funds. The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

         17. Notice to Company of Disqualifying Disposition. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or
(b) the date one year following the date the ISO was exercised.

         18. Withholding of Additional Income Taxes. Upon the exercise of a Non-Qualified Option for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 17), the vesting or transfer of restricted stock or securities acquired on the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (i) the exercise of an Option, or (ii) the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

         19. Governmental Regulation. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares. Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Options in connection with the Plan.

         20. Governing Law. The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of Delaware.

                                                                       EXHIBIT B

                            HMG WORLDWIDE CORPORATION

     ANNUAL MEETING OF STOCKHOLDERS This Proxy is Solicited on Behalf of the Board of Directors

                  The undersigned hereby appoints Michael Wahl, Robert V. Cuddihy, Jr. and Herbert F. Kozlov as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all of the shares of Common Stock of HMG Worldwide Corporation ("HMG") held of record by the undersigned on September 29, 1998 at the Annual Meeting of Stockholders to be held on November 10, 1998, or any adjournment thereof.

         1. Election of Directors: FOR all nominees listed below ____ WITHHOLD AUTHORITY to vote for all nominees listed below ____ (Instruction: To withhold authority to vote for any individual nominee, strike such nominee's name from the list below.)

Michael Wahl, Andrew Wahl, Robert V. Cuddihy,  Jr., L. Randy Riley, Herbert
F. Kozlov, Lawrence J. Twill, Sr., Ivan Berkowitz

         2. To approve the Company's 1998 Stock Option Plan.

                         FOR ___
                     AGAINST ___                ABSTAIN ___

         3. To ratify the selection of Friedman Alpren & Green as the Company's independent auditors for the fiscal year ending December 31, 1998.

                          FOR ___
                      AGAINST ___               ABSTAIN ___

         4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.


This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1, 2 and 3.


                         Please sign exactly as name appears below.  When shares
                    are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                    Date:________________,1998



                    Signature:_____________________


                    _______________________________
                    Signature if held jointly


                    Please mark, sign, date and return the proxy card promptly using the enclosed envelope.